EXHIBIT 10.2

THIRD ADDENDUM TO EMPLOYMENT AGREEMENT

THIS THIRD ADDENDUM TO EMPLOYMENT AGREEMENT (the “Third Addendum”) is made effective as of the 13th day of February, 2008, by and between Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), and Heather U. Baines (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Executive and Anworth Mortgage Advisory Corporation entered into an employment agreement dated January 1, 2002 (as amended to date, the “Agreement”);

WHEREAS, the Agreement was assumed by Anworth, and the Executive and Anworth entered into such addendum to such employment agreement dated April 18, 2002 (the “Addendum”) and an addendum to such employment agreement dated June 27, 2006 (the “Second Addendum”);

WHEREAS, Anworth and the Executive desire to further modify the terms of the Executive’s employment agreement under the Agreement.

NOW THEREFORE, the parties hereby covenant and agree as follows:

1.	Effective Date. This Third Addendum shall become effective on the date hereof.

2.	Compensation (Section 4 of the Agreement). Section 4(a) of the Agreement is hereby amended and restated as follows:

(a) Base Compensation. The Executive’s Base Salary shall equal Sixty Thousand Dollars ($60,000) per year. The Base Salary shall be payable in equal installments twice monthly consistent with Anworth’s regular business practices.

IN WITNESS WHEREOF, this Third Addendum to Employment Agreement is executed as of the day and year first written above.

Executive

/s/ Heather U. Baines
Heather U. Baines

Anworth Mortgage Asset Corporation

By:	/s/ Thad M. Brown
Name: Thad M. Brown
Title: Chief Financial Officer